Independent Auditors' Consent




To the Shareholders and Board of Trustees of Smith Barney S & P 500 Index Fund:
We consent to the incorporation by reference, in this Supplement to the Prospectus, of our report dated
February 11, 2000, on the statement of assets and liabilities for the Smith Barney S & P 500 Index Fund
(the Fund) as of December 31, 1999 and the related statements of operations and changes in net assets for the one month period then ended and for the year ended
November 30, 1999, and the financial highlights for the one month period ended December 31, 1999, for the year ended November 30, 1999, and for the period from January 5, 1998 (commencement of operations) to
November 30, 1998. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.
We also consent to the reference to our firm under the heading "Financial Highlights" in the Supplement to the Prospectus.

KPMG LLP
New York, New York
March 27, 2000
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